EXHIBIT 21

SUBSIDIARIES AND ASSOCIATED TRADENAMES

	COMPANY NAME	JURISDICTION OF INCORPORATION
1.	A. T. Massey Coal Company, Inc. a) d/b/a Massey Coal Export Company	Virginia
2.	Alex Energy, Inc.(5) a) d/b/a Edwight Mining Company b) d/b/a Intrepid Mining Company c) d/b/a North Surface Mine d) d/b/a Superior Surface Mine	West Virginia
3.	Appalachian Capital Management Corp.(2)	West Virginia
4.	Appalachian Synfuel, LLC(1)	Delaware
5.	Aracoma Coal Company, Inc.(2)	West Virginia
6.	Bandmill Coal Corporation(7)	West Virginia
7.	Bandytown Coal Company(7)	West Virginia
8.	Barnabus Land Company(8)	West Virginia
9.	Belfry Coal Corporation(13)	West Virginia
10.	Ben Creek Coal Company(8)	West Virginia
11.	Big Bear Mining Company(7) a) d/b/a Lynco Mining Company	West Virginia
12.	Big Sandy Venture Capital Corp.(14)	West Virginia
13.	Black King Mine Development Co.(2)	West Virginia
14.	Blue Ridge Venture Capital Corp.(15)	West Virginia
15.	Boone East Development Co.(6)	West Virginia
16.	Boone Energy Company(2)	West Virginia
17.	Boone West Development Co.(6)	West Virginia
18.	Cabinawa Mining Company(7)	West Virginia
19.	Central Penn Energy Company, Inc.(6)	Pennsylvania
20.	Central West Virginia Energy Company(6)	West Virginia
21.	Ceres Land Company(6)	West Virginia
22.	Clear Fork Coal Company(7)	West Virginia
23.	Coal Handling Solutions(3)(30) (<100%)	Delaware
24.	CoalSolv, LLC(25) (<100%)	Virginia
25.	Continuity Venture Capital Corp.(11)(9)	West Virginia
26.	Crystal Fuels Company(12)	West Virginia
27.	Dehue Coal Company (7)	West Virginia
28.	Delbarton Mining Company(4)	West Virginia
29.	Demeter Land Company (6)	West Virginia
30.	Douglas Pocahontas Coal Corporation(6)	West Virginia
31.	DRIH Corporation(4)	Delaware
32.	Duchess Coal Company(7)	West Virginia
33.	Duncan Fork Coal Company(7)	Pennsylvania
34.	Eagle Energy, Inc.(7)	West Virginia
35.	Elk Run Coal Company, Inc.(1) a) d/b/a Black Castle Mining Company b) d/b/a Homer III Processing Company c) d/b/a Republic Energy	West Virginia
36.	Feats Venture Capital Corp.(8)	West Virginia
37.	Foothills Coal Company(3)	West Virginia

d/b/a = Doing Business As

	COMPANY NAME	JURISDICTION OF INCORPORATION
38.	Goals Coal Company(9)	West Virginia
39.	Green Valley Coal Company(4) a) d/b/a PP&M Company	West Virginia
40.	Greyeagle Coal Company(4)	Kentucky
41.	Haden Farms, Inc.(6)	Virginia
42.	Hanna Land Company, LLC(10)(1)	Kentucky
43.	Hazy Ridge Coal Company (2)	West Virginia
44.	Highland Mining Company (7)	West Virginia
45.	Hopkins Creek Coal Company(7)	Kentucky
46.	Independence Coal Company, Inc. (2) a) d/b/a Anna Branch Mining Company b) d/b/a Endurance Mining Company c) d/b/a Progress Coal Company	West Virginia
47.	Jacks Branch Coal Company(8)	West Virginia
48.	Joboner Coal Company(2)	Kentucky
49.	Kanawha Energy Company(2)	West Virginia
50.	Kingsport Handling LLC(26) (<100%)	Delaware
51.	Kingsport Services LLC(21)	Delaware
52.	Knox Creek Coal Corporation(3)	Virginia
53.	Lauren Land Company(6)	Kentucky
54.	Laxare, Inc.(16)	West Virginia
55.	Lick Branch Coal Company(8)	West Virginia
56.	Logan County Mine Services, Inc.(4)	West Virginia
57.	Long Fork Coal Company(1)	Kentucky
58.	Lynn Branch Coal Company, Inc.(8)	West Virginia
59.	M & B Coal Company(28)(29)	West Virginia
60.	Majestic Mining, Inc. (17)	Texas
61.	Marfork Coal Company, Inc. (2) a) d/b/a Mining Support Group b) d/b/a Processing Maintenance Group	West Virginia
62.	Martin County Coal Corporation(1) a) d/b/a Coal Handling Facility, Inc. b) d/b/a The Lynnbark Land Company c) d/b/a M T R Mining Company	Kentucky
63.	Massey Coal Sales Company, Inc. (1) a) d/b/a Massey Industrial Sales Company b) d/b/a Massey Metallurgical Coal, Inc. c) d/b/a Massey Utility Sales Company	Virginia
64.	Massey Coal Services, Inc. (6)	West Virginia
65.	Massey Gas & Oil Company (6)	Louisiana
66.	Massey New Era Capital Corp. (2)(8)	West Virginia
67.	Massey Technology Investments, Inc.(6)	Virginia
68.	Mine Maintenance, Inc. (18)	Pennsylvania
69.	New Market Land Company(6)	West Virginia
70.	New Massey Capital Corp. (2)(8)	West Virginia
71.	New Ridge Mining Company (4) d/b/a Big Elk Mining Company	Kentucky
72.	New River Energy Corporation (6)	West Virginia
73.	NICCO Corporation (19)	West Virginia
74.	Nicholas Energy Company(4)	West Virginia

d/b/a = Doing Business As

	COMPANY NAME	JURISDICTION OF INCORPORATION
75.	Omar Mining Company (7)	West Virginia
76.	Peerless Eagle Coal Co. (4)	West Virginia
77.	Performance Coal Company(1) a) d/b/a Upper Big Branch Mining Company	West Virginia
78.	Peter Cave Mining Company (8)	Kentucky
79.	Pilgrim Mining Company, Inc. (3)	Kentucky
80.	Power Mountain Coal Company (5)	West Virginia
81.	Progressive Venture Capital Corp. (11)	West Virginia
82.	Raven Resources, Inc. (16)	Florida
83.

Rawl Sales & Processing, Co.(1)

a) d/b/a Bluesprings Coal Company

b) d/b/a Lobata Coal Company

c) d/b/a Magnolia Coal Company

d) d/b/a Maxann Coal Corp.

e) d/b/a P. M. Charles Coal Co.

f) d/b/a Pikco Mining Company

g) d/b/a Pond Creek Mining Co.

h) d/b/a Rocky Hollow Coal Co.

i) d/b/a Sprouse Creek Processing Company

j) d/b/a Sycamore Mining Co.

West Virginia
84.	Rawl Sales Venture Capital Corp.(2)(8)	West Virginia
85.

Road Fork Development Company, Inc. (4)

a) d/b/a Burnwell Energy Company

b) d/b/a Calloway Mining Company

c) d/b/a Extra Energy Company

d) d/b/a Pegs Branch Mining Company

e) d/b/a Resource Energy Company

f) d/b/a Sheep Fork Mining Company

Kentucky
86.	Robinson-Phillips Coal Company (7) a) d/b/a Simron Fuel. Co. b) d/b/a Winston Coal Company	West Virginia
87.	Rockridge Coal Company (8)	West Virginia
88.	Rum Creek Coal Sales, Inc. (8)	West Virginia
89.	Rum Creek Synfuel Company (2)	West Virginia
90.	Russell Fork Coal Company (7)	West Virginia
91.	SC Coal Corporation (6)	Delaware
92.	Scarlet Development Company(6)	Pennsylvania
93.	Shannon-Pocahontas Coal Corporation(7)	West Virginia
94.	Shannon-Pocahontas Mining Company(23)(24)	West Virginia
95.	Shenandoah Capital Management Corp. (20)	West Virginia
96.

Sidney Coal Company, Inc. (1)

a) d/b/a Atlas Processing Company

b) d/b/a Clean Energy Mining Company

c) d/b/a Freedom Energy Mining Company

d) d/b/a Ora Mae Coal Company

e) d/b/a Pegs Branch Energy Mining Company

f) d/b/a Rockhouse Energy Mining Company

g) d/b/a Solid Energy Mining Company

Kentucky

d/b/a = Doing Business As

	COMPANY NAME	JURISDICTION OF INCORPORATION
97.

Spartan Mining Company (2)

a) d/b/a Big M Transport

b) d/b/a Black Knight Mining Company

c) d/b/a Diamond Energy Mining Company

d) d/b/a Mammoth Coal Company

e) d/b/a Mass Transport Company

f) d/b/a Spring Branch Mining Company

g) d/b/a Trace Transport Company

h) d/b/a Trail Mining Company

i) d/b/a Victory Energy Mining Company

j) d/b/a Victory Processing Company

West Virginia
98.	SPM Capital Management Corp.(9)	West Virginia
99.	St. Alban’s Capital Management Corp. (8)	West Virginia
100.	Stirrat Coal Company (7)	West Virginia
101.	Stone Mining Company (7)	Kentucky
102.	Support Mining Company (2)	West Virginia
103.	Sycamore Fuels, Inc. (8)	West Virginia
104.	T.C.H. Coal Co. (7)	Kentucky
105.	Tennessee Consolidated Coal Company (3)	Tennessee
106.	Tennessee Energy Corp. (21)	Tennessee
107.	Thunder Mining Company(2)	West Virginia
108.	Town Creek Coal Company (7)	West Virginia
109.	Trace Creek Coal Company (7)	Pennsylvania
110.	Tucson Limited Liability Company(1)	West Virginia
111.	Vantage Mining Company (22)	Kentucky
112.	White Buck Coal Company (4) a) d/b/a Coal Mining Support Company	West Virginia
113.	Williams Mountain Coal Company (7) a) d/b/a Naoma Coal Company	West Virginia
114.	Wyomac Coal Company, Inc. (7) a) d/b/a Piney Creek Coal Company	West Virginia

(1)	Owned by A.T. Massey Coal Company, Inc.

(2)	Owned by Elk Run Coal Company, Inc.

(3)	Owned by Martin County Coal Corporation

(4)	Owned by Sidney Coal Company, Inc.

(5)	Owned by Nicholas Energy Company

(6)	Owned by Massey Coal Sales Company, Inc.

(7)	Owned by Long Fork Coal Company

(8)	Owned by Rawl Sales & Processing Co.

(9)	Owned by Performance Coal Company

(10)	Owned by Alex Energy, Inc.

(11)	Owned by Marfork Coal Company, Inc.

(12)	Owned by Sycamore Fuels, Inc.

(13)	Owned by Knox Creek Coal Corporation

(14)	Owned by Green Valley Coal Company

(15)	Owned by Eagle Energy, Inc.

(16)	Owned by Boone East Development Co.

(17)	Owned by NICCO Corporation

(18)	Owned by Duncan Fork Coal Company

(19)	Owned by Peerless Eagle Coal Co.

(20)	Owned by Independence Coal Company, Inc.

(21)	Owned by Tennessee Consolidated Coal Co.

(22)	Owned by Rum Creek Coal Sales, Inc.

(23)	Owned by Shannon-Pocahontas Coal Corporation

(24)	Owned by Omar Mining Company

(25)	Owned by Massey Technology Investments, Inc.

(26)	Owned by Tennessee Energy Corp.

(27)	Owned by Coal Handling Solutions, LLC

(28)	Owned by Town Creek Coal Company

(29)	Owned by Wyomac Coal Company, Inc.

(30)	Owned by Road Fork Development Company, Inc.

d/b/a = Doing Business As